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                                                                  Exhibit - 10.3


SILICON VALLEY BANK

LOAN AND SECURITY AGREEMENT

Borrower:   Callidus Software, Inc.
Address:    160 W. Santa Clara Street, Suite 1500
            San Jose, California 95113
Date:       Dated as of September 26, 2002.

            THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.          LOANS.

      1.1.1 REVOLVING LOANS. Silicon will make loans to Borrower (the "Loans"), in amounts determined by Silicon in its good faith business judgment, up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of Reserves for accrued interest and such other Reserves as Silicon deems proper from time to time in its good faith business judgment.

      1.1.2 TERM LOAN.

            Bank will make a Term Loan available to Borrower on the Effective Date. The Term Loan shall be payable in thirty six (36) equal installments of principal, plus accrued interest (each a "Term Loan Payment"). Each Term Loan Payment is payable on the 1st day of each month beginning on October 1, 2002. Borrower's final Term Loan Payment, due on September 1, 2005, includes all outstanding Term Loan principal and accrued interest.

      1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower's Deposit Accounts maintained with Silicon.

      1.3 OVERADVANCES. Unless otherwise agreed to in writing by Silicon in its sole discretion, if at any time OR for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Credit Limit (an "Overadvance"), Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrower's obligation to repay to Silicon the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

      1.4 FEES. Borrower shall pay Silicon the fees shown on the Schedule, which are in addition to all INTEREST and other sums payable to Silicon and are not refundable.

      1.5 LOAN REQUESTS. To obtain a Loan, Borrower shall make a request to Silicon by facsimile or telephone. Loan requests received after 12:00 Noon (Pacific time) will not be considered by Silicon until the next Business Day. Silicon may rely on any telephone request for a Loan given by a person whom Silicon


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believes is an authorized representative of Borrower, and Borrower will indemnify Silicon for any loss Silicon suffers as a result of that reliance.

      1.6 LETTERS OF CREDIT. At the request of Borrower, Silicon may, in its good faith business judgment, issue or arrange for the issuance of letters of credit for the account of Borrower in each case in form and substance satisfactory to Silicon in its sole discretion (collectively, "Letters of Credit"). The aggregate face amount of all Letters of Credit from time to time outstanding shall not exceed the amount shown on the Schedule (the "Letter of Credit Sublimit"), and unless otherwise collateralized by cash or cash equivalents, shall be reserved against Loans which would otherwise be available hereunder, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement. Borrower shall pay all bank charges (including charges of Silicon) for the issuance of Letters of Credit, together with such additional fee as Silicon's letter of credit department shall charge in connection with the issuance of the Letters of Credit. Any payment by Silicon under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Each Letter of Credit shall have an expiry date no later than thirty (30) days prior to the Line of Credit Maturity Date. Borrower hereby agrees to indemnify and hold Silicon harmless from any loss, cost, expense, or liability, including payments made by Silicon, expenses, and reasonable attorneys' fees incurred by Silicon arising out of or in connection with any Letters of Credit. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Silicon and opened for Borrower's account or by Silicon's interpretations of any Letter of Credit issued by Silicon for Borrower's account, and Borrower understands and agrees that Silicon shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower understands that Letters of Credit may require Silicon to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Silicon harmless with respect to any loss, cost, expense, or liability incurred by Silicon under any Letter of Credit as a result of Silicon's indemnification of any such issuing bank. The provisions of this Loan Agreement, as it pertains to Letters of Credit, and any other Loan Documents relating to Letters of Credit are cumulative.

      1.7 CASH MANAGEMENT SERVICES. Borrower may use up to the Cash Management Services Sublimit (as hereinafter defined) of the loans for Silicon's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). The aggregate face amount of all Letters of Credit, Cash Management Services and the Foreign Exchange Sublimit from time to time outstanding shall not exceed the amount shown on the Schedule, and shall be reserved against Loans which would otherwise be available hereunder, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement. Any amounts Silicon pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Loans and will accrue interest at the rate provided for herein.

      1.8 FOREIGN EXCHANGE SUBLIMIT. At the request of Borrower, Silicon may, in its good faith business judgment, permit the Borrower to enter into foreign exchange forward contracts with Silicon under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one (1) Business Day after the contract date (the "FX Forward Contract"). Silicon will subtract ten percent (10%) of each outstanding FX Forward Contract (the "FX Reserve") from the Foreign Exchange Sublimit (as hereinafter defined). The total FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve. Silicon may terminate the FX Forward Contracts if a Default or an Event of Default occurs and is continuing. The aggregate face amount of all FX Forward Contracts and the amount of all FX Reserves shall not exceed the amount shown on the Schedule (the "Foreign Exchange Sublimit"), and shall be reserved against Loans which would otherwise be available hereunder, and in the event at any time there are insufficient Loans available to Borrower for such reserve, Borrower shall deposit and maintain with Silicon cash collateral in an amount at all times equal to such deficiency, which shall be held as Collateral for all purposes of this Agreement.

2. SECURITY INTEREST. To secure the payment and performance of all of the Obligations when


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due, Borrower hereby grants to Silicon a security interest in all of the following (collectively, the "Collateral"): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all intellectual property); all Investment Property; all other property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower's books relating to any and all of the above. NOTWITHSTANDING THE FOREGOING, THE SECURITY INTEREST GRANTED HEREIN DOES NOT EXTEND TO AND THE TERM "COLLATERAL" DOES NOT INCLUDE ANY LICENSES WHERE BORROWER IS THE LICENSEE TO THE EXTENT THAT
(I) THE GRANTING OF A SECURITY INTEREST THEREIN WOULD BE CONTRARY TO APPLICABLE LAW, OR (II) THAT SUCH RIGHTS ARE NON-ASSIGNABLE BY THEIR TERMS (BUT ONLY TO THE EXTENT SUCH PROHIBITION IS ENFORCEABLE UNDER APPLICABLE LAW, INCLUDING THE
CODE). EXCEPT AS DISCLOSED ON THE SCHEDULE ATTACHED HERETO, BORROWER REPRESENTS AND WARRANTS TO SILICON THAT IT IS NOT A PARTY TO, NOR IS IT BOUND BY, ANY SUCH LICENSE OR OTHER AGREEMENT. BORROWER SHALL AT ALL TIMES USE COMMERCIALLY REASONABLE EFFORTS TO CAUSE LICENSE AND OTHER AGREEMENTS THAT ARE MATERIAL TO ITS BUSINESS TO PERMIT THE GRANT BY BORROWER OF A SECURITY INTEREST THEREIN TO SILICON

3.          REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

            In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:

      3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property.

      3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed in the Representations are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Silicon thirty (30) days prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change.

      3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth in the Representations. Borrower will give Silicon at least thirty
(30) days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth in the Representations, except that Borrower may maintain sales offices in the ordinary course of business at which not more than a total of $50,000 fair market value of Equipment is located.

      3.4 TITLE TO COLLATERAL; PERFECTION; PERMITTED LIENS.


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      (a) Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased to Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Silicon and the Collateral against all claims of others.

      (b) Borrower has set forth in the Representations all of Borrower's Deposit Accounts, and Borrower will give Silicon five (5) Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Silicon a control agreement in form sufficient to perfect Silicon's security interest in the Deposit Account and otherwise satisfactory to Silicon in its good faith business judgment. Nothing herein limits any requirements which may be set forth in the Schedule as to where Deposit Accounts will be maintained.

      (c) In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting or intends to assert, and in which the potential recovery exceeds $100,000, Borrower shall promptly notify Silicon thereof in writing and provide Silicon with such information regarding the same as Silicon shall request (unless providing such information would waive the Borrower's attorney-client privilege). Such notification to Silicon shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Silicon, and Borrower shall execute and deliver all such documents and take all such actions as Silicon shall request in connection therewith.

      (d) None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest, Borrower shall, whenever requested by Silicon, use its best efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify in its good faith business judgment. Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

      3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

      3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

      3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present the results of operations and financial condition of Borrower, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no Material Adverse Change.

      3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all required tax returns and reports, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted,
(ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and


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Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

      3.9 COMPLIANCE WITH LAW. Borrower has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

      3.10 LITIGATION. There is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any single claim of $100,000 or more, or involving $250,000 or more in the aggregate.

      3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

      3.12 INVESTMENTS. Provided no Default or Event of Default has occurred and is continuing, Borrower may (i) make investments in accordance with Section 5.5
(vii) and (ii) other investments pursuant to an investment policy duly adopted by Borrower's Board of Directors and consented to by Silicon.

4.          ACCOUNTS.

      4.1 REPRESENTATIONS RELATING TO ACCOUNTS. Borrower represents and warrants to Silicon as follows: Each Account with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of Borrower's business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.

      4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Silicon as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

      4.3 SCHEDULES AND DOCUMENTS RELATING TO ACCOUNTS. Borrower shall deliver to Silicon transaction reports and schedules of collections, as provided in the Schedule, on Silicon's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Silicon's security interest and other rights in all of Borrower's Accounts, nor shall Silicon's failure to advance or lend against a specific Account affect or limit Silicon's security interest and other rights therein. If requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the fore going. Borrower shall also furnish to Silicon an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrower shall deliver to Silicon, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all


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necessary endorsements, and copies of all credit memos.

      4.4 COLLECTION OF ACCOUNTS. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds to Silicon in their original form, duly endorsed, to be applied to the Obligations in such order as Silicon shall determine. All proceeds of Collateral shall be immediately deposited by Borrower on a daily basis into a lockbox account, or such other "blocked account" as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify in its good faith business judgment.

      4.5. REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $50,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

      4.6 DISPUTES. Borrower shall notify Silicon promptly of all disputes or claims relating to Accounts. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that:
(i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts, settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit.

      4.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Silicon, and immediately notify Silicon of the return of the Inventory.

      4.8 VERIFICATION. Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

      4.9 NO LIABILITY. Silicon shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5.          ADDITIONAL DUTIES OF BORROWER.

      5.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

      5.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require and that are customary and in accordance with standard practices


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for Borrower's industry and locations, and Borrower shall provide evidence of such insurance to Silicon. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Silicon copies of all material reports made to insurance companies.

      5.3 REPORTS. Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time specify in its good faith business judgment.

      5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records; provided that Silicon anticipates that such inspections or audits after the initial inspection and audit shall occur on a quarterly basis or as conditions may warrant. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out of pocket expenses.

      5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without Silicon's prior written consent (which shall be a matter of its good faith business judgment), do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business subject to the limitations set forth in
Section 4.5; (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets other than loans or advances to any individual employee in an amount not to exceed $150,000 in the aggregate, which are made in the ordinary course of business prior to the occurrence and continuance of any Default or Event of Default, provided that the aggregate of all such loans and advances shall not exceed $250,000 outstanding at any time (viii) make "cashless" loans to employees for the purposes of purchasing stock of Borrower, (ix) incur any debts, outside the ordinary course of business, which would result in a Material Adverse Change; (x) guarantee or otherwise become liable with respect to the obligations of another party or entity, other than any liability which may arise by virtue of Borrower certifying certain financial statements and reports of its operating subsidiaries; (xi) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, except for repurchase of stock owned by employees, directors and consultants of Borrower pursuant to the terms of any employment, consulting or other stock restrictions agreement at such time as any such employee, director or consultant terminates his or her affiliations with the Borrower, provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to such repurchase an further provided that the total amount paid in connection therewith by Borrower shall not exceed $250,000 in any twelve
(12) month period; (xiii) make any change in Borrower's capital structure which would result in a Material Adverse Change; or (xiv) engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto; or (xv) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

      5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

      5.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as Silicon, may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain Silicon's perfected first-priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

6.          TERM.

      6.1 MATURITY DATE. This Agreement shall continue in effect until the later of (a) the Line of Credit Maturity Date set forth on the Schedule, or (b) the Term Loan Maturity Date set forth in the Schedule (the latter of (a) or (b) being referred to herein as the "Maturity Date"), subject to Section 6.2 below.

      6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three (3) Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to Fifty Five Thousand Dollars ($55,000) for the first twelve (12) months of the Loan and thereafter pro-rated each month by 1/24th, provided that no termination fee shall be charged if the credit facilities hereunder are replaced with new facilities from another division of Silicon Valley Bank. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

      6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Line of Credit Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit is sued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith (as estimated by Silicon in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate Silicon's security interests.

7.          EVENTS OF DEFAULT AND REMEDIES.

      7.1 EVENTS OF DEFAULT The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or
(b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans outstanding at any .time shall exceed the Credit Limit; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule, or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or shall fail to permit Silicon to conduct an inspection or audit as specified in Section 5.4 hereof; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five (5)

Business Days after the date due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change; or (i) dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within thirty (30) days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Silicon; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) a Material Adverse Change shall occur. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

      7.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Silicon without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; -provided, however, that should Silicon seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable;
(e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral (except as permitted under Section 4.5), in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than-face value; (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Silicon against any or all of the Obligations; and
(i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum (the "Default Rate").

      7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten (10) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five (5) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

      7.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting Silicon's other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Silicon agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Silicon may, in its good faith business judgment, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (d) Endorse all checks and other forms of remittances received by Silicon; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (j) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

      7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

      7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this agreement, the following terms have the following meanings:

      "Account Debtor" means the obligor on an Account.

      "Accounts" means all present and future "accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

      "Adjustment Date" means the earlier of the date on which Borrower (i) closes on a round of equity after the date of this Agreement which raises not less than $4,000,000, or (ii) provides Silicon with financial statements in accordance with this Agreement, which demonstrate to Silicon's satisfaction that Borrower has met or exceeded the revenue covenant for the quarter ending December 31, 2002.

      "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

      "Business Day" means a day on which Silicon is open for business.

      "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

      "Collateral" has the meaning set forth in Section 2 above.

      "continuing" and "during the continuance of" when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by Silicon or cured within any applicable cure period.

      "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

      "Default Rate" has the meaning set forth in Section 7.2 above.

      "Deposit Accounts" means all present and future "deposit accounts" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

      "EBITDA" means for any period of determination thereof, the sum of Borrower's net income, plus income taxes, plus interest expense, plus depreciation, amortization and other non-cash charges.

      "EBITDA Qualification Date" is the date upon which Borrower establishes to Silicon's sole discretion that it has maintained a ratio of EBITDA to the outstanding principal balance of the Term Loan of not less than 2.0 to 1.0 for two (2) consecutive fiscal quarters.

      "Effective Date" is the date this Agreement is executed by Silicon.

      "Eligible Accounts" means Accounts and General Intangibles arising in the ordinary course of Borrower's business from the sale of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, which Silicon, in its good faith business judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Silicon's good faith business judgment, the following (the "Minimum Eligibility Requirements") are the minimum requirements for a Account to be an Eligible Account: (i) the Account must not be outstanding for more than ninety (90) days from its invoice date (the "Eligibility Period"),
(ii) the Account must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, unless in Silicon's good faith business judgment, such progress billings are for non-refundable product payments, software installation fees or maintenance services, (iii) the Account must not be subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Account must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account), (v) the Account must not be owing from an Affiliate of Borrower, (vi) the Account must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Account must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims Act), (viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon) to the extent such Account (a) is not billed from the United States and subject to a first lien perfected security interest in favor of Silicon or (b) causes the total aggregate amount of all such Accounts to exceed 15% of Borrower's total aggregate Eligible Accounts, (ix) the Account must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Account Debtor). Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 35% of the total Accounts outstanding. In addition, if more than 50% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not Eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its good faith business judgment, revise the Minimum Eligibility Requirements, upon written notice to Borrower.

      "Equipment" means all present and future "equipment" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

      "Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

      "GAAP" means generally accepted accounting principles consistently applied.

      "General Intangibles" means all present and future "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

      "good faith business judgment" means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of Silicon's business judgment.

      "including" means including (but not limited to).

      "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h)technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any-property or rights of a type described above.

      "Inventory" means all present and future "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

      "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

      "Loan Documents" means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

      "Material Adverse Change" means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Silicon's security interests in the Collateral.

      "Obligations" means all present and future Loans, the Term Loan, all advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

      "Other Property" means the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims" (including without limitation any commercial tort claims identified in the Representations), "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

      "Permitted Liens" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Silicon, which consent may be withheld in its good faith business judgment; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, ware housemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith and for which Borrower maintains adequate reserves on its books, provided such liens have no priority over any of Silicon's security interests; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which-secure payment of customs duties in connection with the importation of goods, (ix) leases or subleases and nonexclusive -licenses or sublicenses granted to others not interfering in any material respect with the business of the Borrower, and (x) liens in the nature of a lessor's interest under any lease entered into by Borrower which is otherwise permitted under the terms of this Agreement. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

      "Representations" means the written Representations and Warranties provided by Borrower to Silicon referred to in the Schedule.

      "Reserves" means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in its good faith business judgment, reducing the amount of Loans, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any guarantor of the Obligations, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Silicon's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

      "Streamline Period" is defined in the Schedule.

      "Term Loan" a loan of One Million Five Hundred Thousand Dollars ($1,500,000).

      Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.          GENERAL PROVISIONS.

      9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks and other items of payment received by Silicon (including proceeds of Accounts and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations three (3) Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon (Pacific Time) on any day shall be deemed received on the next Business Day. Silicon shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Silicon in its good faith business judgment, and Silicon may charge Borrower's loan account for the amount of any item of payment which is returned to Silicon unpaid.

      9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Silicon's good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its good faith business judgment.

      9.3 CHARGES TO ACCOUNTS. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Silicon.

      9.4 MONTHLY ACCOUNTINGS. Silicon shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within sixty (60) days after such account is rendered, describing the nature of any alleged errors or omissions.

      9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at each of the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two (2) Business Days following the deposit thereof in the United States mail, with postage prepaid.

      9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

      9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

      9.8 WAIVERS; INDEMNITY. The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement. Borrower hereby agrees to indemnify Silicon and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between Silicon and Borrower, or any other matter, relating to Borrower or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee's own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

      9.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

      9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon.

      9.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

      9.12 ATTORNEYS FEES AND COSTS. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Troutman Sanders LLP, but Borrower acknowledges and agrees that Troutman Sanders LLP is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

      9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall me lease Borrower from its liability for the Obligations.

      9.14 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the me lease of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

      9.15 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

      9.16 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise. Notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, this Agreement and all of the Loan Documents shall not be effective until the date on which Silicon executes this Agreement as indicated on the signature page to this Agreement.

      9.17 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Santa Clara County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

      9.18 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Borrower:                         Silicon:

   CALLIDUS SOFTWARE INC.         SILICON VALLEY BANK


   By: /s/ RON J. FIOR            By:  /s/ Illegible
       ---------------                 -------------
       Name:  Ron J. Fior              Name:

       Title:  VP. Finance/CFO         Title:

                                  Signed by Silicon Valley Bank as of the 26th day of September, 2002 (the "Effective Date").

SILICON VALLEY BANK

                                  SCHEDULE TO

                          LOAN AND SECURITY AGREEMENT

BORROWER:   CALLIDUS SOFTWARE, INC.
ADDRESS:    160 W. SANTA CLARA STREET, SUITE 1500
            SAN JOSE, CALIFORNIA 95113

DATE:       DATED AS OF SEPTEMBER 26, 2002

This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.

1. CREDIT LIMIT
  (Section 1.1):              Silicon has agreed to provide two (2) credit
                              facilities to the Borrower consisting of a term loan and a revolving loan in a combined amount not to exceed Five Million Five Hundred Thousand
                              Dollars ($5,500,000).

The Term Loan                 In an amount not to exceed One Million Five
                              Hundred Thousand Dollars ($1,500,000).

The Revolving Loan            In an amount not to exceed the lesser of: (i) Four
                              Million Dollars ($4,000,000) at any one time outstanding (the "Maximum Credit Limit"); or (ii)
                              Eighty Percent (80%) (the "Advance Rate") of the amount of Borrower's Eligible Accounts (as defined in Section 8 above), and at all times prior to the EBITDA Qualification Date, less the then outstanding principal balance of the Term Loan.

                              Silicon may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

LETTER OF CREDIT SUBLIMIT
   (Section 1.6):             Two Million Dollars ($2,000,000), minus all
                              amounts utilized by Borrower under the Cash
                              Management Services Sublimit, minus all amounts utilized by Borrower under the Foreign Exchange
                              Sublimit.

CASH MANAGEMENT
SERVICES SUBLIMIT
   (Section 1.7):             Two Million Dollars ($2,000,000), minus the
                              aggregate face amounts of all outstanding Letters of Credit, minus all amounts utilized by Borrower under the Foreign Exchange Sublimit.

FOREIGN EXCHANGE SUBLIMIT
   (Section 1.8):             Two Million Dollars ($2,000,000), minus the
                              aggregate face amounts of all outstanding Letters of Credit, minus all amounts utilized by Borrower under the Cash Management Services Sublimit.

2. INTEREST.

Interest Rate (Section 1.2):  (a) Loans: From the date of this Agreement until the Adjustment Date, a rate equal to the "Prime Rate" in effect from time to time, plus two and one quarter of one percent (2.25%) per annum. From and after the Adjustment Date, a rate equal to the "Prime Rate" in effect from time to time, plus two percent (2.0%) per annum.

                              (b) Term Loan: From the date of this Agreement until the Adjustment Date, a rate equal to the "Prime Rate" ii effect from time to time, plus two and one half of one percent (2.50%) per annum. From and after the Adjustment Date, a -rate equal to the "Prime Rate" in effect from time to time, plus two and one quarter of one percent (2.25%) per annum.

                              (c) Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

3. FEES (Section 1.4):
      Loan Fee:               Twenty Seven Thousand Five Hundred Dollars
                              ($27,500), payable concurrently herewith.

      Collateral Monitoring
      Fee: One Thousand Two Hundred Fifty Dollars ($1,250), per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement) (the "Collateral Monitoring Fee"); provided such Collateral Monitoring Fee shall not be due in any month in which the Streamline Period is in effect.

4. MATURITY DATES
   (Section 6.1):

a. Line of Credit Maturity Date  September 25, 2003.

b. Term Loan Maturity Date  September 1, 2005.


5. FINANCIAL COVENANTS
     (Section 5.1):           Borrower shall comply with each of the following
                              covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

MONTHLY CASH COLLECTIONS      Borrower shall maintain minimum cash collections
                              of not less than the following amounts for the three (3) month period ending as of the following dates:

                              1.  September 30, 2002             $4,500,000;

                              2.  October 31, 2002               $4,600,000;

                              3.  November 30, 2002              $4,700,000;

                              4.  December 31, 2002              $4,800,000;

                              5.  January 31, 2003               $4,900,000; and

                              6.  February 28, 2003 and          $5,000,000.
                                    as of the end of each
                                    month thereafter

QUARTERLY REVENUES:           Borrower will maintain (the "Revenue Covenant")
                              total aggregate quarterly revenues of not less than the following amounts as of the following quarterly periods:

                              1. Quarter ending September 30, 2002  $6,000,000;
                              2. Quarter ending December 31, 2002   $8,500,000;
                              3. Quarter ending March 31, 2003 and
                                      each quarter thereafter       $10,000,000.

6. REPORTING.
      (Section 5.3):

                              Borrower shall provide Silicon with the following:

                              1. At least weekly and at any time Borrower requests a Loan transaction reports and schedules of collections, on Silicon's standard form.

                              2. Monthly accounts receivable agings, aged by invoice date, within fifteen (15) days after the end of each month.

                              3. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen (15) days after the end of each month.

                              4.   Monthly reconciliations of accounts
                                   receivable agings (aged by invoice date), transaction reports, and general ledger, within fifteen (15) days after the end of each month.

                              5. Monthly unaudited financial statements, as soon as available, and in any event within thirty (30) days after the end of each month.

                              6.   Monthly Compliance Certificates, within
                                   thirty (30) days after the end of each
                                   month, in such form as Silicon shall
                                   reasonably specify, signed by the Chief
                                   Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

                              7.   Monthly deferred revenue schedules and
                                   backlog reports within fifteen (15) days after the end of each month.

                              8. Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty (30) days prior to the end of each fiscal year of Borrower.

                              9.   Annual financial statements, as soon as
                                   available, and in any event within one
                                   hundred twenty (120) days following the end of Borrower's fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Silicon.

STREAMLINE PERIOD.

                              Notwithstanding anything to the contrary set forth in this Agreement, so long as: (A) no Default or Event of Default has occurred and is continuing;
                              (B) Borrower is not in breach of its obligations under this Agreement; and (C) no Loans are outstanding at such time:

                              1. Daily Delivery of Proceeds of Accounts and Collateral Not Required. Borrower shall not be required to deposit the proceeds of the Accounts and Collateral into a lock box account at Silicon upon receipt, as provided in Section 4.4 of this Agreement.

                              2. Reporting Requirements. Borrower shall provide Silicon with monthly agings of accounts receivables and accounts payables, transaction reports on Silicon's standard form, including, sales, credit memos and collections journals within fifteen (15) days after the end of each month.

                              3. Notice Prior to Future Loans. Borrower shall provide Silicon with at least thirty (30) days' prior written notice of Borrower's desire to have Silicon make any future Loans to Borrower (the "30 Day Notice"). Such Loans, if any, shall be made in accordance with the terms and conditions of this Agreement. Prior to Silicon making such Loans, if any, Silicon shall have received the results, satisfactory to Silicon in its good faith business judgment, of an audit as provided for in Section
                              5.4 of this Agreement.

                              4. Collateral Monitoring Fee. During any
                              Streamline Period, the monthly Collateral
                              Monitoring Fee shall be $0.

                              Upon the earliest to occur of (a) the request by Borrower for a Loan after the date hereof, (b) the occurrence of a Default or Event of Default, or
                              (c) a breach of Borrower's obligations under this Agreement, the Streamline Period will automatically and without notice terminate and the standard terms and conditions as provided for in this Agreement will immediately take effect without any further action on the part of Silicon or Borrower.

                              The application of the foregoing provisions shall be referred to in this Agreement as the "Streamline Period". The Streamline Period shall automatically terminate upon Borrower giving Bank the 30 Day Notice.

7. BORROWER INFORMATION:

                              Borrower represents and warrants that the information set forth in the Representations and

                              Warranties of the Borrower dated August 21, 2002 previously submitted to Silicon (the "Representations") is true and correct as of the date hereof.

8. ADDITIONAL PROVISIONS

                              1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon. Without limiting the generality of the foregoing, Borrower shall, at all times, maintain not less than 90% of its total cash and investments on deposit with Silicon. As to any Deposit Accounts and investment accounts maintained with another institution, Borrower shall cause such institution, within thirty (30) days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon's first-priority security interest in said Deposit Accounts and investment accounts.

                              2. SUBORDINATION OF INSIDE DEBT. All present and future indebtedness of Borrower to its officers, directors and shareholders ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding, except for the following: (N/A). Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon's standard form.

                              3. INTELLECTUAL PROPERTY SECURITY AGREEMENT. As a condition precedent to the effectiveness of this Agreement, the Borrower shall have executed and delivered an Intellectual Property Security Agreement (the "IP Security Agreement"), substantially in the form attached hereto as Exhibit B.

Borrower:                          Silicon:

CALLIDUS SOFTWARE, INC.            SILICON VALLEY BANK

By: /s/ RON J. FIOR                By:  /s/ Illegible
    ---------------                     -------------
    Name:  Ron J. Fior                    Name:
    Title: VP. Finance/CFO                Title:

                             COMPLIANCE CERTIFICATE

      To:      Silicon Valley Bank
               3003 Tasman Drive
               Santa Clara, California 95054

      From:    Callidus Software, Inc.
               160 W. Santa Clara Street, Suite 1500
               San Jose, California 95113

      The undersigned authorized Officer of Callidus Software, Inc. ("Borrower"), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement, as modified from time to time, the Borrower is in complete compliance for the period ending _____________ of all required conditions and terms except as noted below. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

            Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANT                   REQUIRED                     COMPLIES
Financials & Comp. Cert.             Monthly w/in 30 days         YES/NO
Receivable agings  (invoice          Monthly w/in 15 days         YES/NO
date)
Reconciliations of A/R agings,       Monthly w/in 15 days         YES/NO
Transactions reports, G/L            Weekly                       YES/NO
Payables agings                      Monthly w/in 15 days         YES/NO
Held Checks                                                       YES/NO
If YES, Held Checks Register         Monthly w/in 15 days         YES/NO
Audited Annual Financials            FYE w/in 120 days            YES/NO
Annual Operating Budget              W/in 30 days prior           YES/NO
                                     to FYE

During any Streamline Period, Borrower will provide:

Receivable agings (invoice date)     Monthly w/in 15 days         YES/NO
Transactions reports, G/L            Monthly w/in 15 days         YES/NO
Payables agings                      Monthly w/in 15 days         YES/NO

FINANCIAL COVENANTS

1.    Monthly Cash Collections

PERIOD                              REQUIRED              ACTUAL
------                              --------              ------
September 30, 2002                  $4,500,000;

October 31, 2002                    $4,600,000;

November 30, 2002                   $4,700,000;

December 31, 2002                   $4,800,000;

January 31, 2003                    $4,900,000;

March 31, 2003 and as of the        $5,000,000
end of each month thereafter

                                        COMPLIES?  YES/NO

2.    Quarterly Revenues

PERIOD                              REQUIRED              ACTUAL
------                              --------              ------
September 30, 2002                  $6,000,000;

December 31, 2002                   $8,500,000;

March 31, 2003 and as of the        $10,000,000
end of each quarter thereafter

                                        COMPLIES?  YES/NO

Terms are defined in the Schedule to the Loan Agreement, Section 5.1.

Comments regarding financial covenants:

                                           Callidus Software, Inc.

                                           By: ________________________________

                                           Name: ______________________________

                                           Title: _____________________________

                                           Received:

                                           By: ________________________________

                                           Name: ______________________________

                                           Title: _____________________________

                           WARRANT TO PURCHASE STOCK

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

                            WARRANT TO PURCHASE STOCK

Company:                CALLIDUS SOFTWARE, INC., a Delaware corporation
Number of Shares:       The amount of shares equal to $180,000 divided by the
                        Warrant Price.
Class of Stock:         Series G Preferred Stock; provided, however, that in the
                        event that the Company does not close on its Series G
                        round of equity financing on or before the Expiration
                        Date, this Warrant shall be for the Company's Series F
                        Preferred Stock.
Warrant Price:          The lesser of (i) $3.92 or (ii) the price per share paid
                        by the lead investor (as determined by the Holder) in
                        the Company's Series G round of equity financing for the
                        Company's Series G Preferred Stock.
Issue Date:             September 26, 2002
Expiration Date:        September 26, 2012

      THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the company (the "Company") at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.  EXERCISE.

            1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

            1.2 Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

            1.3 Fair Market Value. If the Company's common stock is traded in a public market and the shares are common stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company's initial public offering, the "price to public" per share price specified in the final prospectus relating to such offering). If the Company's common stock is traded in a public market and the Shares are preferred stock, the fair market value of a Share shall be the closing price of a share of the Company's common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or, in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company's initial public offering, the initial "price to public" per share price specified in the final prospectus relating to such offering), in both cases, multiplied by the number of shares of the Company's common stock into which a Share is convertible. If the Company's common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

            1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, but in any event within ten (10) days of such exercise or conversion, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

            1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company shall, at its expense, execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

            1.6   Treatment of Warrant Upon Acquisition of Company.

                  1.6.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                  1.6.2 Treatment of Warrant at Acquisition.

                  (a) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition in which the sole consideration is cash, either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

                  (b) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an "arms length" sale of all or substantially all of the Company's assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a "True Asset Sale"), either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or
(b) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

                  (c) Upon the closing of any Acquisition other than those particularly described in subsections (A) and (B) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein "Affiliate" shall mean any person or entity that owns or controls directly or indirectly ten (10) percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person's or entity's officers, directors, joint venturers or partners, as applicable.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.

            2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Shares payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increase the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

            2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles or Certificate (as applicable) of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this
Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

            2.3 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company's Articles or Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the Shares in the Company's Articles or Certificate (as applicable) of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder.

            2.4 No Impairment. The Company shall not, by amendment of its Articles or Certificate (as applicable) of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

            2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

            2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

            3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows:

                  (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

                  (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                  (c) The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of Shares of authorized but unissued stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

                  (d) The Capitalization Table previously provided to Holder remains true and complete as of the Issue Date.

            3.2   Notice of Certain Events. If the Company proposes at any time
(a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for sale additional shares of any class or series of the Company's stock; (c) to effect any reclassification or recapitalization of any of its stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

            3.3 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall have certain incidental, or "Piggyback," registration rights pursuant to and as set forth in the Company's Investor Rights Agreement or similar agreement. The provisions set forth in the Company's Investors' Right Agreement or similar agreement relating to the above in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification, or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder.

            3.4 No Shareholder Rights. Except as provided in this Warrant, the Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

            3.5 REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

            3.6 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

            3.7 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

            3.8 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

            3.9 Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

            3.10 The Act The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered un the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the 1933 Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 4. MISCELLANEOUS.

            4.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

            4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

      THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

            4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to Silicon Valley Bancshares (Holder's parent company) or any other affiliate of Holder. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale. At the written request of the Holder, who proposes to sell Stock issuable upon the exercise of the Warrant in compliance with Rule 144, within ten (10) days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time. In addition, the Company agrees to provide the Holder within ten (10) days of written request such additional documents as the Holder may require in order to exercise its rights under this Warrant and transfer the Shares issued hereunder and carry out the intent of this Warrant, including, without limitation, an opinion of counsel for the benefit of the Holder or any underwriter or broker.

            4.4 Transfer Procedure. Upon receipt by Holder of the executed Warrant, Holder will transfer all of this Warrant to Silicon Valley Bancshares, Holder's parent company, by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Article 5.3 and upon providing Company with written notice, Silicon Valley Bancshares and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Silicon Valley Bancshares or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

            4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such holder from time to time. Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

                  Silicon Valley Bancshares
                  Attn: Treasury Department
                  3003 Tasman Drive, HA 200
                  Santa Clara, CA 95054
                  Telephone:  408-654-7400
                  Facsimile:  408-496-2405

      Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

                  Callidus Software, Inc.
                  Attn: Chief Financial Officer
                  160 W. Santa Clara St., Suite 1500
                  San Jose, California 95113
                  Telephone:  408-808-6400
                  Facsimile:   408-271-2662

            4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            4.7 Attorney's Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

            4.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

            4.9 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

            4.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.




"COMPANY"

CALLIDUS SOFTWARE, INC.

By: /s/ RON J. FIOR                     By:
    ---------------                          ------------------------------
      Name:  Ron J. Fior                        Name:
      Title: VP Finance/CFO                     Title:


"HOLDER"

SILICON VALLEY BANK


By: /s/ Illegible
    -------------
    Name:
    Title: Vice President

                                   APPENDIX 1

                               NOTICE OF EXERCISE

      1. Holder elects to purchase ________ shares of the Series _____ Preferred Stock of Callidus Software, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

            [or]

      1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for _________ of the Shares covered by the Warrant.

      [Strike paragraph that does not apply.]

      2. Please issue a certificate or certificates representing the shares in the name specified below:

                        _______________________________________
                        Holders Name


                        _______________________________________

                        _______________________________________
                        (Address)

      3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

                                         HOLDER:

                                         _______________________________________

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         (Date): _______________________________

                                   APPENDIX 2

                                   ASSIGNMENT

FOR VALUE RECEIVED, SILICON VALLEY BANK HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

                  NAME:       SILICON VALLEY BANCSHARES
                  ADDRESS:    3003 TASMAN DRIVE (HA-200)
                              SANTA CLARA, CA 95054

                  TAX ID:     91-1962278

that certain Warrant to Purchase Stock issued by Callidus Software, Inc. (the "Company"), on August ___, 2002 (the "Warrant") together with all rights, title and interest therein.

                                                   SILICON VALLEY BANK

                                                   By: _________________________
                                                       Name:
                                                       Title:


Date: [insert Issue Date]_____________


By its execution below, and for the benefit of the Company, Silicon Valley Bancshares makes each of the representations and warranties set forth in Article 4 of the Warrant as of the date hereof.

                                                   SILICON VALLEY BANCSHARES

                                                   By: _________________________
                                                       Name:
                                                       Title:

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This Intellectual Property Security Agreement is entered into as of
September   , 2000 (sic) by and between SILICON VALLEY BANK ("Bank") and
CALLIDUS SOFTWARE, INC. ("Grantor").

                                    RECITALS

      A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

      B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired in, to and under all of the Collateral.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, grantor hereby represents, warrants, covenants and agrees as follows:

                                    AGREEMENT

      To secure its obligations under the Loan Agreement, grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

      This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

      IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

                                            GRANTOR:

Address of Grantor:                         CALLIDUS SOFTWARE, INC.

160 W. Santa Clara St., Suite 1500
San Jose, California  95113                 By:  /s/ RON J. FIOR
                                                 ---------------
                                                     Name:  Ron J. Fior
Attn:  Chief Financial Officer                       Title: VP Finance & CFO
       -----------------------


                                            BANK:

Address of Bank:                            SILICON VALLEY BANK


3003 Tasman Drive                           By:  /s/ SCOTT CHAMBERLIN
Santa Clara, CA  95054-1191                      --------------------
                                                     Name:  Scott Chamberlin
                                                     Title: Vice President
Attn:  Scott Chamberlin

                                    EXHIBIT A
                             CALLIDUS SOFTWARE, INC.
                           APPLICATIONS/REGISTRATIONS

      MARK
    SERIAL NO.              ATTORNEY
   FILING DATE               FILE NO.                     GOODS                 OFFICE ACTION          COMMENTS        STATUS
   -----------               --------                     -----                 -------------          --------        ------
CALLIDUS             9695-0001-35             Software for the financial   Examiner requested        United States   Registered.
SOFTWARE &           Oblon, Spivak, et. al.   field for business             1. Disclaimer of the
Design                                        performance, modeling,            term "Software"
75/561,082                                    management and/or              2. Amendment to ID of
September 29, 1998                            reporting of business             goods-additional
                                              programs                          explanation

CALLIDUS             9695-0002-35             Software for the financial   Examiner requested        United States   Registered.
SOFTWARE             Oblon, Spivak, et. al.   field for business             1. Disclaimer of the
75/561,081                                    performance, modeling,            term "Software"
September 29, 1998                            management and/or              2. Amendment to ID of
                                              reporting of business             goods-additional
                                              programs                          explanation

      MARK
    SERIAL NO.              ATTORNEY
   FILING DATE               FILE NO.                     GOODS                 OFFICE ACTION          COMMENTS        STATUS
   -----------               --------                     -----                 -------------          --------        ------
CALLIDUS             196362EU-9695-35         Class 9, 16.  Software for                             European        Registered.
SOFTWARE             Oblon, Spivak, et. al.   the financial field for                                Community:
001827716                                     business performance,                                  Australia,
August 25, 2000                               modeling, management                                   Benelux,
                                              and/or reporting business                              Germany,
                                              programs.  User manuals                                Denmark,
                                              related to software for                                Spain,
                                              the financial field for                                Sweden,
                                              business performance,                                  Finland,
                                              modeling, management                                   France,
                                              and/or reporting business                              United
                                              programs.                                              Kingdom,
                                                                                                     Greece,
                                                                                                     Ireland,
                                                                                                     Italy,
                                                                                                     Portugal

TRUECOMP             9695-0004-35             Computer software to         No bar to registration    United States   Registered.
75/728,363           Oblon, Spivak, et. al.   manage variable cost
June 14, 1999                                 accounting processes and
                                              user manuals sold as a
                                              unit

                                    EXHIBIT A
                             CALLIDUS SOFTWARE, INC.
                           APPLICATIONS/REGISTRATIONS

      MARK
    SERIAL NO.              ATTORNEY
   FILING DATE               FILE NO.                     GOODS                 OFFICE ACTION          COMMENTS        STATUS
   -----------               --------                     -----                 -------------          --------        ------
TRUECHANNEL          9695-0005-35             Financial software for the   Registration initially    United States   Awaiting
75/797,607           Oblon, Spivak, et. al.   modeling, administration     refused because the                       registration
September 13, 1999                            and reporting of financial   proposed mark merely
                                              data.                        describes the goods and
                                                                           because of likelihood
                                                                           of confusion with prior
                                                                           registration of TRUE
                                                                           CHANNEL DIRECT

TRUECHANNEL          196373EU-9695-35         Class 9, 16:  Computer                                 European        Registered.
001827765            Oblon, Spivak, et. al.   software for modeling,                                 Community:
August 25, 2000                               administration and                                     Australia,
                                              reporting of financial                                 Benelux,
                                              data.  User manuals                                    Germany,
                                              relating to software for                               Denmark,
                                              the modeling,                                          Spain,
                                              administration, and                                    Sweden,
                                              reporting of financial                                 Finland,
                                              data.                                                  France,
                                                                                                     United
                                                                                                     Kingdom,
                                                                                                     Greece,
                                                                                                     Ireland,
                                                                                                     Italy,
                                                                                                     Portugal

                                    EXHIBIT A
                             CALLIDUS SOFTWARE, INC.
                           APPLICATIONS/REGISTRATIONS

      MARK
    SERIAL NO.              ATTORNEY
   FILING DATE               FILE NO.                     GOODS                 OFFICE ACTION          COMMENTS        STATUS
   -----------               --------                     -----                 -------------          --------        ------
TRUE PERFORMANCE     9695-0007-35             Software for sales and                                                 Awaiting
75/816,018           Oblon, Spivak, et. al.   quota management, product                                              registration
October 5, 1999                               performance and
                                              administration of
                                              territories and the like.

                                    EXHIBIT A
                             CALLIDUS SOFTWARE, INC.
                           APPLICATIONS/REGISTRATIONS

                              COPYRIGHT APPLICATION

  TITLE OF WORK
    FILING DATE             ATTORNEY             NATURE OF AUTHORSHIP         FIRST PUBLICATION        COMMENTS        STATUS
    -----------             --------             --------------------         -----------------        --------        ------
TrueComp             Kenneth B. Wilson        Computer Program             March 30, 1999            Form TX         Certificate of
April 30, 1999       Wilson Sonsini                                                                  For a           Registration
Registered 5/3/99    kwilson@wsgr.com                                                                nondramatic     Received-
                                                                                                     Literary Work   Effective as of
                                                                                                                     May 3, 1999